EXHIBIT 99.5
SECURITY AGREEMENT
[$10,700,000 loan]

This SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this "Security Agreement"), dated as of December 12, 2005 (“Effective Date”), is made by INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation (“Borrower”), and MEDICAL PROVIDER FINANCIAL CORPORATION III, a Nevada corporation (“Lender”), in connection with that certain Credit Agreement dated as of the date hereof among the Borrower and Lender and certain other “Credit Parties” (as defined therein), (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Initially capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

RECITALS

A.  Borrower is in the business of delivering acute care services to the public through four (4) separate acute care hospital facilities located in Orange County, California (“Hospital Facilities”) identified in Annex D to the Credit Agreement; and, along with one or more of the Credit Parties, is also in the business of owning and operating certain medical office buildings and other healthcare businesses related thereto.

B.  Pursuant to that certain Credit Agreement dated as of March 3, 2005, as amended (“Original Credit Agreement”) by and between Borrower, the Credit Parties and Medical Provider Financial Corporation II, a Nevada corporation, an affiliate of Lender (“Original Lender”), Original Lender loaned $50,000,000 to IHHI, WMC-SA, WMC-A, Chapman and Coastal (the “Acquisition Loan”) for the purpose of acquiring the Hospital Facilities, and made available to IHHI, WMC-SA, WMC-A, Chapman and Coastal a $30,000,000 line of credit (the “Line of Credit Loan”) for the purpose of operating the Hospital Facilities (the Acquisition Loan and the Line of Credit Line are hereinafter referred to as the “Original Loan”).

C.  Borrower under the Credit Agreement has requested that Lender make a new loan in the amount of $10,700,000 (“New Loan”) for the purpose of operating the Hospital Facilities. Lender has agreed, on the terms and conditions set forth in this Agreement.

D.  As an inducement to Lender to enter into the Credit Agreement and to make the New Loan to Borrower, Borrower has agreed to grant Lender a Lien on substantially all of the assets of Borrower, including without limitation a security interest in that number of fully-paid shares of Borrower’s common stock equal in value to the amount of the New Loan not repaid at Maturity plus any due and owing interest, Lender’s Costs and attorneys’ fees.

E.  In order to secure the prompt and complete payment, observance and performance of (i) all of Borrower's Obligations under the Credit Agreement, and (ii) all of Borrower's obligations and liabilities hereunder and in connection herewith (all such Obligations and such obligations and liabilities hereunder being hereinafter referred to collectively as the "Liabilities"), the Lender has required, as a condition, among others, to entering into the Credit Agreement and the other Loan Documents, that Borrower execute and deliver this Security Agreement.

F.  Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A (Definitions) of the Credit Agreement. These Recitals shall be construed as part of the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender agree as follows:

Section 1. Defined Terms: Construction.

(A)  Certain defined terms. As used herein, the following terms shall have the following meanings:

LIEN: any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (collectively, a “Lien”).

LOAN: The New Loan and any other advance of monies made by Lender from time to time under the Credit Agreement or any of the other New Loan Documents (collectively, a “Loan”).

OBLIGATIONS: all “Obligations” as defined in the Credit Agreement, and all loans, advances, debts, expense reimbursement, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by such Borrower or Credit Party to Lender, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, whether arising under any of the New Loan Documents or under any other agreement between Borrower and Lender, and all covenants and duties regarding such amounts. This term includes all principal, interest (including interest accruing at the then applicable rate provided in this Security Agreement after the maturity of the New Loan and interest accruing at the then applicable rate provided in this Security Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), expenses, attorneys’ fees and any other sum chargeable to Borrower under any of the New Loan Documents, and all principal and interest due in respect of the New Loan and all obligations and liabilities of any Guarantor under any Guaranty (collectively, “Obligations”).

PERSON: any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns (collectively, a “Person”).

REQUIREMENT OF LAW: As to Borrower, the Articles of Incorporation and By-Laws or other organizational or governing documents of Borrower, and any law, treaty, rule or regulation (including any federal and state health regulations) or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon Borrower or any of its property or to which Borrower or any of its property is subject (collectively, “Requirement of Law”).

(B)  Unless otherwise defined herein, all terms defined in Article 8 and Article 9 of the Nevada version of the Uniform Commercial Code (the “Uniform Commercial Code”) are used herein as defined therein.

(C)  The words "hereby," "hereof," "herein" and "hereunder" and words of like import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. Section references herein are to this Security Agreement unless otherwise specified.

(D)  All terms defined in this Security Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.

(E)  The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

Section 2. Grant of Lien. To secure the prompt and complete payment, observance and performance of the Liabilities, Borrower hereby assigns and pledges to the Lender, and hereby grants to the Lender, a continuing Lien in all of Borrower's right, title and interest in and to all of its property and assets, whether real or personal, tangible or intangible, and whether now owned or existing or hereafter arising or acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following property and interests in property in which it now has or at any time in the future may acquire any right, title or interest and wheresoever located (collectively, the "Collateral"):

ACCOUNTS:   All “accounts,” as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by Borrower, including: (i) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the Uniform Commercial Code); (ii) all of Borrower’s rights in, to and under all purchase orders or receipts for goods or services; (iii) all of Borrower’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (iv) all rights to payment due to Borrower for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower); (v) all health care insurance receivables; and (vi) all collateral security of any kind given by Borrower with respect to any of the foregoing (collectively, "Accounts");

BOOKS AND RECORDS: All books and records of Borrower, including all books, records, board minutes, contracts, licenses, insurance policies, maintenance and warranty records, environmental audits, business plans, files, ledgers, computer programs, computer files, computer discs and other data and Software storage and media devices, computer runs, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or Borrower’s business (collectively, "Books and Records");

CHATTEL PAPER, INSTRUMENTS AND DOCUMENTS: (i) All chattel paper (including tangible chattel paper, intangible chattel paper and electronic chattel paper), rental contracts, and leases (collectively, "Chattel Paper"); (ii) all instruments and all payments thereunder, including all certificated securities and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute Chattel Paper (collectively, "Instruments"); and (iii) all bills of sale, bills of lading, warehouse receipts and other documents of title, whether or not negotiable, including, without limitation, all other documents which purport to be issued by a Bailee (as defined in Section 4(A) below) or agent and purport to cover goods in any Bailee's or agent's possession which are either identified or are fungible portions of an identified mass, and all documents of title made available to the Lender for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange (collectively, "Documents");

COMMERCIAL TORT CLAIMS: All commercial tort claims set forth from time to time on Schedule 1 hereto, all other commercial tort claims pledged pursuant to a supplement to this Security Agreement pursuant to Section 5 and all payments due or made to Borrower in connection therewith (collectively, “Commercial Tort Claims”);

DEPOSIT ACCOUNTS: All deposit accounts (whether general or special), and all funds and amounts therein, whether or not restricted or designated for a particular purpose (collectively, "Deposit Accounts");

EQUIPMENT: All “equipment” as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by Borrower, wherever located, including any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property and all other goods (including Software embedded in such goods) (other than Inventory) of every kind and description that may be now or hereafter used in Borrower’s operations or that are owned by Borrower or in which Borrower may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor (collectively, the "Equipment");

GENERAL INTANGIBLES: All general intangibles as defined in the Uniform Commercial Code and other intangible property of any kind (other than Accounts, Chattel Paper, commercial tort claims, Deposit Accounts, Investment Property and Letter of Credit Rights), including, without limitation, (i) Payment Intangibles, (ii) the uniform resource locators set forth on Schedule 2 and the internet websites associated therewith; (iii) all rights to payment for loans, money or funds advanced or sold and other obligations receivable (other than Accounts); (iv) customer lists, credit files, correspondence, and advertising materials; (v) contracts and contract rights; (vi) all interests in corporations (including but not limited to that number of fully-paid shares of Borrower’s common stock equal in value to the amount of the New Loan not repaid at Maturity plus any due and owing interest, Lender’s Costs and attorneys’ fees), partnerships, limited liability companies, joint ventures and other unincorporated Persons; (vii) all tax refunds and tax refund claims; (viii) all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property (but excluding any interest in the underlying real property or personal property if such personal property constitutes equipment or fixtures); (ix) all payments due or made to Borrower in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; (x) all choses in action, causes of action or other claims (other than Commercial Tort Claims), and all payments due or made to Borrower in connection therewith; (xi) all credits with and other claims against carriers and shippers; (xii) all rights to indemnification; (xiii) all rights, priorities and privileges of Borrower relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including (1) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof; and the right to obtain all renewals thereof ("Copyrights"); (2) any written agreement naming Borrower as licensor or licensee granting any right under any Copyright, including the grant of any right to copy, publicly perform, create derivative works, manufacture, distribute, exploit or sell materials derived from any Copyright; (3) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof and all rights to obtain any reissues or extensions of the foregoing ("Patents"), (4) all agreements, whether written or oral, providing for the grant by or to Borrower of any right to manufacture, use, import, sell or offer for sale any invention covered in whole or in part by a Patent, (5) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, brand names, labels, service marks, logos and other source or business identifiers, and, in each case, all goodwill associated therewith, all registrations and recordings thereof and all applications in connection therewith, in each case whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, all common-law rights related thereto, and the right to obtain all renewals thereof ("Trademarks"), (6) any agreement, whether written or oral, providing for the grant by or to Borrower of any right to use any Trademark (collectively, "Intellectual Property”), trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom, advertising materials, slogans, and all goodwill associated with the foregoing; (xiv) all licenses and permits from any Governmental Authority; (xv) all license agreements and franchise agreements, (xvi) all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; (xvii) all proceeds of insurance of which Borrower is beneficiary; and (xviii) all letters of credit, guaranties, liens, security interests and other supporting obligations held by or granted to Borrower (collectively, "General Intangibles”);

INVENTORY: All inventory as defined in the Uniform Commercial Code, including, without limitation, all goods, including Software embedded in such goods, wherever located, whether in the possession of Borrower or of a Bailee and whether consisting of whole goods, spare parts, components, supplies, materials, or returned or repossessed goods), which are held for sale or lease, which are to be furnished (or have been furnished) under any contract of service or which are raw materials, work in process, finished goods or materials used or consumed in such Borrower's business (collectively, "Inventory");

INVESTMENT PROPERTY: All of Borrower's investment property, as defined in the Uniform Commercial Code (collectively, "Investment Property");

LETTER OF CREDIT RIGHTS: All of Borrower's letters of credit and letter of-credit rights, as defined in the Uniform Commercial Code, now owned or hereafter acquired, including rights to payment or performance under a letter of credit, whether or not Borrower, as beneficiary, has demanded or is entitled to demand payment or performance (collectively, "Letter of Credit Rights");

PAYMENT INTANGIBLES: All “payment intangibles” as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by Borrower (collectively, “Payment Intangibles”).

OTHER PROPERTY: All money, cash and cash equivalents; all property or interests in property now owned or hereafter acquired by Borrower (but only to the extent not excluded from the Collateral elsewhere in this Security Agreement) which now may be owned or hereafter may come into the possession, custody or control of the Lender in any way and for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); and all proceeds of loans, including, without limitation, the New Loan made under the Credit Agreement (“Other Property”);

PROCEEDS: All “proceeds,” as such term is defined in the Uniform Commercial Code and, in any event, shall include: (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority); (iii) any claim of Borrower against third parties (a) for past, present or future infringement of any Intellectual Property or (b) for past, present or future infringement or dilution of any Trademark or Trademark license or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark license; (iv) any recoveries by Borrower against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; (v) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Equity Interests; and (vi) any and all other amounts , rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral (collectively, “Proceeds”).

SOFTWARE: All “software” as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by Borrower, including all computer programs and all supporting information provided in connection with a transaction related to any program (collectively, “Software”).

SUPPORTING OBLIGATIONS: All of Borrower's presently existing and hereafter acquired supporting obligations, as defined in the Uniform Commercial Code (collectively, “Supporting Obligations”); and

together, for each component of the Collateral, with all Proceeds thereof, including without limitation accessions and additions thereto, substitutions therefore, and replacements, products thereof and any other property receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any of the foregoing, including "proceeds" as defined in the Uniform Commercial Code, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of any Borrower from time to time with respect to any of the of the foregoing, any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the foregoing or for or on account of any damage or injury to or conversion of any of the foregoing by any Person, any and all tangible or intangible property received upon the sale or disposition of the foregoing and all proceeds of proceeds.

Section 3. Borrower Remains Liable. Anything herein to the contrary notwithstanding, (A) Borrower shall remain solely liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement and the other New Loan Documents had not been executed, (B) the exercise by the Lender of any of its rights hereunder or under the New Loan Documents shall not release any Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral and (C) the Lender shall not have any responsibility, obligation or liability under the contracts and agreements included in the Collateral by reason of this Security Agreement or the other New Loan Documents, nor shall the Lender be required or obligated, in any manner, to (i) perform or fulfill any of the obligations or duties of any Borrower thereunder, (ii) make any payment, or make any inquiry as to the nature or sufficiency of any payment received by any Borrower or the sufficiency of any performance by any party under any such contract or agreement or (iii) present or file any claim, or take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Representations and Warranties. Borrower represents and warrants, as of the date of this Security Agreement, and as of each date on which representation and warranties under the Credit Agreement shall be made (except for changes permitted or contemplated by this Security Agreement or the other New Loan Documents) until termination of this Security Agreement pursuant to Section 20:

(A)  The exact legal name, jurisdiction of incorporation, type of entity and organizational identification number for Borrower is set forth on Schedule 3 hereto. The locations listed for Borrower on Schedule 4 constitute all locations at which Equipment and/or Inventory of Borrower is located and Borrower has exclusive possession and control of such Equipment and Inventory, except for such Equipment and Inventory which is (i) temporarily in transit between such locations, or (ii) temporarily stored with third parties or held by third parties for processing, storage, engineering, evaluation, repairs or sale (each, a "Bailee"), as to which all actions required by the Credit Agreement, if any, have been taken. The proper corporate names of such third parties, the location of such Equipment and Inventory, the nature of the relationship between Borrower and such Bailee, and the maximum value of Equipment and Inventory held by such Bailee, if greater than $50,000, are set forth in Schedule 5. Schedules 4 and 5 shall be amended to reflect (1) additional locations acquired or utilized from time to time or (2) new arrangements with third parties for manufacturing, processing, engineering, evaluation, repairs, storage, bailment or consignment, provided, that, in each case Borrower is in full compliance with the Credit Agreement and Sections 5 and 8 below in connection with such locations. The chief place of business and chief executive office of Borrower is located at the address of Borrower designated as such on Schedule 4. All Books and Records concerning any Collateral are located at the addresses listed on Schedule 4.

(B)  This Security Agreement creates in favor of the Lender a legal, valid and enforceable security interest in the Collateral. When financing statements have been filed in the appropriate offices against Borrower in the locations listed for Borrower on Schedule 6, the Lender will have a fully perfected Lien on the Collateral in which a security interest may be perfected by such filing, subject only to Liens permitted by the definition of “Permitted Encumbrances” in the Credit Agreement and to the Lien in favor of the Original Lender. All other actions to perfect the security interests in Collateral of a type which cannot be perfected by filing have been taken.

(C)  Borrower is the legal and beneficial owner of its the Collateral free and clear of all Liens except for Liens permitted by the definition of “Permitted Encumbrances” in the Credit Agreement and to the Lien in favor of the Original Lender. Borrower currently conducts business under its legal name and, in certain areas and for certain operations, the additional trade names listed on Schedule 7. Borrower has not used any trade names or fictitious names in the past five years, except as set forth on Schedule 7.

(D)  The amount represented by Borrower from time to time to the Lender as the amount owing by each account debtor or by all account debtors in respect of any Accounts will, at such time, be the correct amount actually and unconditionally owing by such account debtor(s) thereunder to the best of Borrower's knowledge.

(E)  In the event that any of Borrower's Equipment and/or Inventory is in the possession of a Bailee, none of the receipts, Instruments or documents received and to be received by Borrower from such Bailee state that the Equipment and/or Inventory covered thereby is to be delivered to bearer or to the order of a named person or to a named person and such named person's assigns.

(F)  Schedule 8 lists (i) all registered Copyrights, all Trademarks, and all Patents and (ii) all other Intellectual Property of Borrower which is material individually or in the aggregate to the operation of the business of Borrower or the Borrower as a whole, in each case separately identifying that owned by Borrower and that licensed to Borrower (collectively, the "Material Intellectual Property"). The Material Intellectual Property owned by Borrower is valid, subsisting, unexpired and enforceable, has not been adjudged invalid and has not been abandoned and the use thereof in the business of Borrower does not infringe the intellectual property rights of any other Person. Except as set forth in Schedule 8, none of the Material Intellectual Property owned by Borrower is the subject of any licensing agreement, dealer agreement or franchise agreement pursuant to which Borrower is the licensor or franchisor. No holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of, or Borrower's rights in, any Material Intellectual Property. No action or proceeding seeking to limit, cancel or question the validity of any Material Intellectual Property owned by Borrower or Borrower's ownership interest therein, is on the date hereof, pending or, to the knowledge of Borrower, threatened. There are no claims or judgments against, or settlements by, to be paid by Borrower relating to the Material Intellectual Property. Schedule 8 shall be updated from time to time, and no less frequently than quarterly, to reflect additional Material Intellectual Property created, acquired or utilized from time to time.

(G)  Schedule 1 lists all Commercial Tort Claims of Borrower in existence as of the date hereof.

(H)  Schedule 2 lists all uniform resource locators owned by Borrower.

Section 5. Perfection and Maintenance of Security Interests and Liens. Borrower agrees that until termination of this Security Agreement pursuant to Section 20, the Lender's Liens on and against, the Collateral shall continue in full force and effect. Borrower shall perform any and all steps reasonably requested by the Lender to ensure the attachment, perfection and priority of, and to maintain and protect, the Lender's security interests in and Liens on and against the Collateral granted or purported to be granted hereby or to enable the Lender to exercise its rights and remedies hereunder with respect to any Collateral, including, without limitation:

(A)  executing, filing and authorizing the Lender to file any financing or continuation statements, or amendments thereof; in form and substance reasonably satisfactory to the Lender;

(B)  unless otherwise held by the Original Lender, delivering to the Lender all certificates, notes, and other instruments representing or evidencing Collateral, which certificates, notes and other instruments have been duly endorsed in blank, including, but not limited to, note powers, all in form and substance satisfactory to the Lender;

(C)  unless otherwise held by the Original Lender, if required by the Lender, delivering to the Lender warehouse receipts or negotiable Documents covering that portion of the Collateral, if any, located with a Bailee for such receipts or Documents are issued;

(D)  after the occurrence and during the continuance of an “Event of Default” (as defined in the Credit Agreement) and subject to the rights of the Original Lender, transferring Equipment and Inventory to warehouses designated by the Lender or taking such other steps as are deemed necessary by the Lender to maintain the Lender's control of the Equipment and Inventory;

(E)  at the reasonable request of the Lender, appearing in and defending any action or proceeding which may affect adversely Borrower's title to, or the security interest of the Lender in, any of the Collateral;

(F)  notifying the Lender in accordance with the Credit Agreement of any action concerning a Commercial Tort Claim acquired by Borrower and, unless the Lender otherwise consents, entering promptly into a supplement to this Security Agreement pledging such Commercial Tort Claim to the Lender;

(G)  causing the Lender's name to be noted as secured party on any certificate of title for a titled Inventory or Equipment if such notation is a condition to attachment, perfection or priority of, or the ability of the Lender to enforce the Lien in such Collateral;

(H)  (i) entering into supplemental agreements with respect to Intellectual Property, in form and substance satisfactory to the Lender, for filing with the United States Patent and Trademark Office, United States Copyright Office, or any foreign office serving substantially the same function; (ii) complying with the Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727) (or any similar Requirement of Law with respect to claims owing from Governmental Authorities); and (iii) complying with any Requirement of Law as to any Collateral if compliance therewith is a condition to attachment, perfection or priority of, or the ability of the Lender to enforce, the Lender's Lien in such Collateral or exercise any rights and remedies hereunder; and

(I)  executing and delivering all further instruments and documents, and taking all further action, as the Lender may reasonably request.

Section 6. Financing Statements. Borrower hereby irrevocably authorizes the Lender to file one or more financing or continuation statements and amendments thereto, disclosing the security interest granted to the Lender under this Security Agreement without Borrower's signature appearing thereon, and the Lender agrees to notify Borrower when such a filing has been made. Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement.

Section 7. (Reserved)

Section 8. Equipment and Inventory. Borrower covenants and agrees with the Lender that from the date of this Security Agreement and until termination of this Security Agreement pursuant to Section 20, Borrower shall:

(A)  Keep its Equipment and inventory (other than Equipment and Inventory sold or disposed of as permitted by the Credit Agreement) at the locations permitted under Section 4(A) (other than such locations where such Collateral was required to be removed pursuant to the provisions of Section 5), and deliver written notice to the Lender at least thirty (30) days prior to establishing any other location at which it reasonably expects to maintain Equipment and/or Inventory; and

(B)  If any Equipment and/or Inventory of Borrower is in the possession or control of any Bailee or any of Borrower's agents, Borrower shall, upon the Lender's request, notify such Bailee or agent of the Lender's Lien on such Equipment and/or Inventory and, upon the Lender's request, direct such Bailee or agent to hold all such Equipment and/or Inventory for the Lender's account and subject to the Lender's instructions.

Section 9. Accounts, Chattel Paper and General Intangibles. Borrower covenants and agrees with the Lender that from and after the date of this Security Agreement and until termination of this Security Agreement pursuant to Section 20, Borrower shall:

(A)  Keep its jurisdiction of incorporation, chief place of business and chief executive office and the office where it keeps its Books and Records at its address set forth on Schedule 4, and keep the offices where it keeps all originals of all Chattel Paper which evidence Accounts at the locations therefore specified in Section 4(A) or, upon thirty (30) days' prior written notice to the Lender, at such other locations within the United States in a jurisdiction where all actions required by Section 5 shall have been taken with respect to the Accounts, Chattel Paper and General Intangibles. Borrower will hold and preserve such Books and Records (in accordance with Borrower's usual document retention practices) and Chattel Paper and will permit representatives of the Lender at any time during normal business hours to inspect and make abstracts from such Books and Records and Chattel Paper; and

(B)  In any suit, proceeding or action brought by the Lender under any Account, Chattel Paper or General Intangible comprising part of the Collateral, Borrower will save, indemnify and keep Lender harmless from and against all expenses, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by Borrower of any obligation or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of Lender from Borrower and all such obligations of Borrower shall be and shall remain enforceable against and only against Borrower and shall not be enforceable against Lender.

Section 10. Leased Real Property. Borrower covenants and agrees with the Lender that from and after the date of this Security Agreement and until termination of this Security Agreement pursuant to Section 20, that:

(A)  Borrower agrees that, from and after the occurrence and during the continuance of an Event of Default, the Lender may, but need not, make any payment or perform any act hereinbefore required of Borrower with respect to Borrower's leased premises in any form and manner deemed expedient. All money paid for any of the purposes herein authorized and all other moneys advanced by the Lender to protect the lien hereof shall be additional Liabilities secured hereby and shall become immediately due and payable without notice and shall bear interest thereon at the default interest rate, determined as provided in Section 1.4(d) of the Credit Agreement until paid to the Lender in full; and

(B)  Borrower agrees that it will not amend any lease in respect of leased property at which Borrower shall maintain Inventory and/or Equipment owned by Borrower having an individual book value in excess of $100,000 in a manner that adversely affects the interests of Lender, without the Lender's prior written consent.

Section 12. General Covenants. Borrower covenants and agrees with the Lender that from and after the date of this Security Agreement and until termination of this Security Agreement pursuant to Section 20, Borrower shall:

(A)  Keep and maintain at Borrower's own cost and expense satisfactory and complete records of Borrower's Collateral in a manner consistent with Borrower's current business practice and, where applicable, GAAP, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral. Borrower shall, for the Lender's further security, deliver and turn over to the Lender or the Lender's designated representatives (unless otherwise required by the Original Lender) at any time following the occurrence and during the continuation of an Event of Default, any such Books and Records;

(B)  Borrower shall, at its expense, perform and observe all of the material terms and provisions of the Accounts, General Intangibles, Instruments, Chattel Paper and insurance pertaining to any Collateral to be performed or observed by it, and maintain such Collateral in full force and effect and enforce Accounts, General Intangibles, Instruments and Chattel Paper in accordance with their terms; and

(C)  Borrower will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Collateral without the prior written consent of the Lender, other than as permitted by the Credit Agreement or the Original Credit Agreement, (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the security interest under this Security Agreement, Liens in favor of the Original Lender, and Liens permitted by the Credit Agreement, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on such Collateral which is not so permitted, (iii) other than the Original Loan Documents, enter into any agreement or understanding that purports to or may restrict or inhibit the Lender's rights or remedies hereunder, including, without limitation, the Lender's right to sell or otherwise dispose of the Collateral, or (iv) use or permit any Collateral to be used unlawfully or in violation of any provision of this Security Agreement, any other Loan Document, any Requirement of Law or any policy of insurance covering the Collateral.

Section 13. Lender Appointed Attorney-in-Fact. Borrower hereby irrevocably appoints the Lender as Borrower's attorney-in-fact, coupled with an interest, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time in the Lender's discretion, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

(A)  obtain access to records maintained for Borrower by computer services companies and other service companies or bureaus;

(B)  send requests under Borrower's, the Lender's or a fictitious name to Borrower's customers or account debtors for verification of Accounts;

(C)  (i) record evidence of the Lender's security interest, (ii) following notice to the relevant Borrower (which notice shall not be required following the occurrence and during the continuation of an Event of Default), give notices of the Lender's security interest to any of Borrower's customers, account debtors or suppliers, or (iii) give other notices of the Lender's security interest; and

(D)  do all other things reasonably necessary to carry out this Security Agreement; provided, that the Lender may only take the following actions following the occurrence and during the continuance of an Event of Default:

(i)  obtain and adjust insurance required to be paid to the Lender pursuant to the Credit Agreement;

(ii)  ask, demand, collect, sue for, recover, compromise, receive and give acquaintance and receipts for claims and moneys due and to become due under or in respect of any of the Collateral;

(iii)  receive, take, endorse, collect, assign and deliver any drafts or other Instruments, Documents and Chattel Paper, in connection with clause (i) or (ii) above;

(iv)  file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable for the collection of any of the Collateral, or otherwise to enforce the rights of the Lender with respect to any of the Collateral; and

(v)  sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof.

Borrower agrees that neither the Lender, nor any of its designees or attorneys-in-fact, will be liable for any act of commission or omission, or for any error of judgment or mistake of fact or law with respect to the exercise of the power of attorney granted under this Section 13, other than as a result of its or their gross negligence or willful misconduct.

Section 14. Lender May Perform: Collection of Accounts. If Borrower fails to perform any agreement contained herein, the Lender may perform, or cause performance of, such agreement, and the expenses of the Lender incurred in connection therewith shall constitute Liabilities. Following the occurrence and during the continuance of an Event of Default, the Lender shall have the right (A) to notify all account debtors to make payments directly to the Lender for application to the Liabilities and (B) to enforce Borrower's rights against the applicable account debtors. Any payment or performance of Borrower’s obligations or liabilities hereunder shall bear interest at the Default Rate from the date incurred until the date repaid in full.

Section 15. Lender’s Duties. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, the Lender shall not have any duty as to any Collateral. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Lender accords its own property, it being understood that the Lender shall be under no obligation to take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of such Borrower and shall be added to the Liabilities and bear interest at the Default Rate from the date incurred until the date repaid in full. Borrower bear all risk of loss or damage of any of the Collateral, except to the extent such loss or damage shall arise solely from the gross negligence or willful misconduct of the Lender.

Section 16. Remedies.

(A)  In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Liabilities, if any Event of Default shall have occurred and be continuing, the Lender may exercise all rights and remedies of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code applies to the affected Collateral). Without limiting the generality of the foregoing, Borrower expressly agrees that in any such event the Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Borrower or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Uniform Commercial Code and other applicable law), may forthwith enter upon the premises of Borrower where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving Borrower or any other Person notice and opportunity for a hearing on the Lender's claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Lender, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Borrower hereby releases. Such sales may be adjourned and continued from time to time with or without notice. At any such sale or other disposition, the Lender reserves the right to sell for cash, on credit (whether secured or unsecured), or a combination of both, and not to credit the Liabilities unless and until any deferred portion of the purchase has actually been paid to Lender in good funds. The Lender shall have the right to conduct such sales on Borrower's premises or elsewhere and shall have the right to use Borrower's premises without charge for such time or times as the Lender deems necessary or advisable.

If any Event of Default shall have occurred and be continuing, Borrower further agrees, at the Lender's request, to assemble the Collateral and make it available to the Lender at a place or places designated by the Lender which are reasonably convenient to the Lender and Borrower, whether at Borrower's premises or elsewhere. Until the Lender is able to effect a sale, lease, or other disposition of Collateral, the Lender shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Lender. The Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Lender's remedies (for the benefit of the Lender), with respect to such appointment without prior notice or hearing as to such appointment.

(B)  Except as otherwise specifically provided herein, Borrower hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law and unless notice is expressly required in the Credit Agreement) of any kind in connection with this Security Agreement or any Collateral.

(C)  To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is not commercially unreasonable for the Lender (i) to fail to incur expenses reasonably deemed significant by the Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Lender, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this Section 16(C) is to provide non-exhaustive indications of what actions or omissions by the Lender would not be commercially unreasonable in the Lender's exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 16(C). Without limitation upon the foregoing, nothing contained in this Section 16(C) shall be construed to grant any rights to Borrower or to impose any duties on the Lender that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 16(C).

(D)  The Lender shall not be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, Borrower, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Liabilities or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefore or any direct or indirect guarantee thereof. The Lender shall not be required to marshal the Collateral or any guarantee of the Liabilities or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other New Loan Document shall be cumulative. To the extent it may lawfully do so, Borrower absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

(E)  Borrower agrees that ten (10) days’ prior notice by Lender to Borrower of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrower and each Guarantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled.

(F)  The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and the Lender's compliance therewith will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(G)  Upon the exercise by the Lender of any power, right, privilege, or remedy pursuant to this Security Agreement which requires any consent, approval, registration, qualification, or authorization of any Governmental Authority or any third party, Borrower agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments, and other documents and papers that the Lender or any purchaser of the Collateral may be required to obtain for such consent, approval, registration, qualification, or authorization. To the maximum extent permitted by applicable law, Borrower waives all claims, damages, and demands against Lender, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person.

(H)  The rights and remedies provided under this Security Agreement are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by applicable law or equity.

Section 17. Exercise of Remedies. In connection with the exercise of its remedies pursuant to Section 16, the Lender may, but shall have no obligation to: (A) exchange, enforce, waive or release any portion of the Collateral and any other security for the Liabilities; (B) subject to the Credit Agreement, apply such Collateral or security and direct the order or manner of sale thereof as the Lender may, from time to time, determine; and (C) settle, compromise, collect or otherwise liquidate any such Collateral or security in any manner following the occurrence of an Event of Default, without affecting or impairing the Lender's right to take any other further action with respect to any Collateral or security or any part thereof. Borrower waives any right it may have to require Lender to pursue any third Person for any of the Liabilities.

Section 19. Injunctive Relief. Borrower recognizes that upon the occurrence of an Event of Default, any remedy of law may prove to be inadequate relief to Lender; therefore, Borrower agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 20. Termination of this Security Agreement: Release of Collateral.

(A)  The security interest granted by Borrower under this Security Agreement shall terminate against all the Collateral when all of the Liabilities have been fully paid and satisfied. Upon such termination and at the written request of Borrower or its successors or assigns, and at the cost and expense of Borrower or its successors or assigns, the Lender shall execute in a timely manner such instruments, documents or agreements as are reasonably necessary or reasonably desirable to terminate the Lender's security interest in the Collateral, subject to any disposition made by the Lender pursuant to this Security Agreement.

(B)  Borrower acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Lender and agrees that it will not do so without the prior written consent of the Lender, subject to Borrower's rights under Section 9-509(d)(2) of the Uniform Commercial Code. Any such filing made by Borrower without Lender’s prior written consent shall constitute an immediate Event of Default under the Credit Agreement, this Security Agreement and all of the other New Loan Documents for which there shall be no grace nor cure period.

Section 21. Successors and Assigns. This Security Agreement shall be binding upon Borrower and its successors and assigns , and shall inure to the benefit of Lender and their respective successors and permitted assigns. Nothing set forth herein or in any other New Loan Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Security Agreement, the Credit Agreement or any other New Loan Document or any Collateral. Borrower's successors shall include, without limitation, a receiver, trustee or debtor-in-possession of or for Borrower.

Section 22. APPLICABLE LAW. THIS SECURITY AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA.

Section 23. Consent to Jurisdiction and Service of Process. Borrower agrees that the terms of the Credit Agreement and any Guaranty to which Borrower is a party with respect to consent to jurisdiction and service of process shall apply equally to this Security Agreement.

Section 24. WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE LENDER AND ANY BORROWER ARISING OUT OF, OR RELATED TO, THE TRANSACTIONS CONTEMPLATED BY THIS SECURITY AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. ANY OF BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECURITY AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 25. Waiver of Bond. Borrower waives the posting of any bond otherwise required of the Lender in connection with any judicial process or proceeding to realize on the Collateral or any other security for the Liabilities, to enforce any judgment or other court order entered in favor of the Lender, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Security Agreement or any other agreement or document between the Lender and Borrower.

Section 26. Advice of Counsel. Borrower and Lender understands that the Lender's counsel represents only the Lender's and its Affiliates' interests and that Borrower is advised to obtain its own counsel. Borrower represents and warrants to Lender that it has discussed this Security Agreement and, specifically, the provisions of Sections 22 through 25 hereof, with Borrower's attorneys.

Section 27. Expenses. Borrower agrees to pay or reimburse Lender for all costs and expenses (including the reasonable fees and expenses of all counsel, advisors, consultants (including environmental and management consultants) and auditors retained in connection therewith), incurred in connection with: (a) the preparation, negotiation, execution, delivery, performance and enforcement of the Loan Documents and the preservation of any rights thereunder; (b) collection, including deficiency collections; (c) any amendment, waiver or other modification with respect to any Loan Document or advice in connection with the administration of the Loans or the rights thereunder; (d) any litigation, contest, dispute, suit, proceeding or action (whether instituted by or between any combination of Lender, Borrower or any other Credit Party or other Person), and an appeal or review thereof, in any way relating to the Collateral, any New Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (e) any effort (i) to monitor the Loan, (ii) to evaluate, observe or assess Borrower or any other Credit Party or the affairs of such Person, and (iii) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.

Section 28. Severability. Whenever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Security Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

Section 29. Notices. All notices and other communications required or desired to be served, given or delivered hereunder shall be in writing and shall be served, given or delivered as provided with respect to the Borrower in the Credit Agreement.

Section 30. Amendments, Waivers and Consents. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended, and no consent to any departure by Borrower herefrom shall be effective, except by or pursuant to an instrument in writing which (A) is duly executed by Borrower and the Lender and (B) complies with the requirements of the Credit Agreement. Any such waiver shall be valid only to the extent set forth therein. A waiver by the Lender of any right or remedy under this Security Agreement on any one occasion shall not be construed as a waiver of any right or remedy which the Lender would otherwise have on any future occasion. No failure to exercise or delay in exercising any right, power or privilege under this Security Agreement on the part of the Lender shall operate as a waiver thereof; and no single or partial exercise of any right, power or privilege under this Security Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 31. Section Titles. The section titles herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

Section 32. Execution in Counterparts. This Security Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 33. (Reserved)

Section 34. (Reserved)

Section 35. Time of the Essence. Time is of the essence for the payment and performance of the Liabilities hereunder.

Section 36. Reinstatement. This Security Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Liabilities are rescinded or must otherwise be returned or restored by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any other Credit Party, or otherwise, all as though such payments had not been made.

Section 37. Entire Agreement. This Security Agreement represents the final agreement of Borrower with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between Borrower and Lender.

Section 38.  Compliance With Original Loan Documents. Lender agrees that Borrower shall not be deemed to be in breach of any provisions of this Security Agreement based on Borrower’s compliance with the terms of the Original Loan Documents or requests of the Original Lender pursuant thereto.

IN WITNESS WHEREOF, Borrower and Lender have executed this Security Agreement as of the date set forth above.

BORROWER:

INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation,

By:	/s/ Larry B. Anderson
Larry B. Anderson, President

LENDER:

MEDICAL PROVIDER FINANCIAL CORPORATION III, a Nevada corporation,

By:	/s/ Joseph J. Lampariello
Joseph J. Lampariello, President and COO

List of Schedules To Be Attached

Schedule No.	Information on Schedule

1.	Schedule of Commercial Tort Claims

2.	Schedule of Uniform Resource Locators

3.	Schedule of Borrower Organizational Information

4.	Schedule of Borrower Location

5.	Schedule of Equipment and Inventory Information

6.	Schedule of Filing Offices for Borrower

7.	Schedule of Trade Names

8.	Schedule of Intellectual Property

SCHEDULE 1

Schedule of Commercial Tort Claims

1.     Integrated Healthcare Holdings, Inc. v. Michael Fitzgibbons, M.D., and Does 1-50, inclusive.

SCHEDULE 2

UNIFORM RESOURCE LOCATORS

www.chapmanmedicalcenter.com
www.coastalcommhospital.com
www.westernmedicalcenter.com
www.westernmedanaheim.com
www.ihhioc.com

SCHEDULE 3

BORROWER ORGANIZATION INFORMATION

Legal Name	Type of Entity	State of Incorporation	Organizational Identification Number

Integrated Healthcare Holdings, Inc.	Corporation	Nevada	C10133-1988

SCHEDULE 4

BORROWER LOCATION

Borrower	Chief Place of Business	Chief Executive Office	Other Locations

Integrated Healthcare Holdings, Inc.	1301 N. Tustin Avenue Santa Ana, CA 92705	1301 N. Tustin Avenue Santa Ana, CA 92705	None

SCHEDULE 5

EQUIPMENT AND INVENTORY INFORMATION

None.

SCHEDULE 6

FILING OFFICES FOR BORROWER

IHHI:
Main Office - Capital Building
101 North Carson Street, Suite 3
Carson City
Nevada 89701-3714

SCHEDULE 7

TRADE NAMES

See Section 1.9(m) and Schedule 1.9(m) of that certain Asset Sales Agreement, dated September 29, 2004, as amended by and among certain subsidiaries of Tenet Healthcare Corporation and Integrated Healthcare Holdings, Inc.

SCHEDULE 8

INTELLECTUAL PROPERTY

See Sections 1.9(m) and 1.9(n) as well as Schedule 1.9(m) of that certain Asset Sales Agreement, dated September 29, 2004, as amended by and among certain subsidiaries of Tenet Healthcare Corporation and Integrated Healthcare Holdings, Inc.